Exhibit 10.1

AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of October 7, 2024, by and between Cartesian Growth Corporation II, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “ Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on May 10, 2022, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Ordinary Share (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, simultaneously with the closing of the Offering, the Company consummated the sale of 8,900,000 private placement warrants, each exercisable to purchase one Ordinary Share at a price of $11.50 per share, at a price of $1.00 per private placement warrant in a private placement to our sponsor, generating gross proceeds of $8,900,000 (such private placement hereinafter referred to as the “Private Placement”);

WHEREAS, also simultaneously with the closing of the Offering, the Company’s sponsor, CGC II Sponsor LLC, a Cayman Islands limited liability company, loaned the Company $4,600,000 (such loan hereinafter referred to as the “Sponsor Loan”);

WHEREAS, $236,900,000 of the gross proceeds of the Offering, the Private Placement and the Sponsor Loan were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Ordinary Shares included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of May 5, 2022, by and between the Company and the Trustee (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect the amendment to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to Trust Agreement

(a)	Section 1(c) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“(c) In a timely manner, upon the written instruction of the Company, i) hold funds uninvested, ii) hold funds in an interest-bearing bank demand deposit account, or iii) invest and reinvest the Property in solely United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.”

2.	Miscellaneous Provisions.

(a)            Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

CARTESIAN GROWTH CORPORATION II, as the Company

By:	/s/ Beth Michelson
Name:	Beth Michelson
Title:	Chief Financial Officer